EXHIBIT 23.01



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    -----------------------------------------


To The Hartford Financial Services Group, Inc.:

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed registration statements (i) on Forms S-3 (Registration Nos. 333-12617 and 333-49666) and (ii) on Forms S-8 (Registration Nos. 33-80663, 33-80665,
333-12563, 333-49170 and 333-34092).


                                                             ARTHUR ANDERSEN LLP



Hartford, Connecticut
March 18, 2002



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